Exhibit 4.5

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE LAWS.

No. WD - 1	Warrant to Purchase 54,672 Shares of Series D
Preferred Stock (subject to adjustment)

WARRANT TO PURCHASE SERIES D PREFERRED STOCK

of

SURGIQUEST, INC.

Void after SEPTEMBER 28, 2022

This certifies that, for value received, Ares Capital Corporation (“ARCC”), or its assigns (“Holder”) is entitled, subject to the terms set forth below, to purchase from SurgiQuest, Inc. (the “Company”), a Delaware corporation, 54,672 shares of the Series D Preferred Stock of the Company (the “Shares”), as constituted on the date hereof (the “Warrant Issue Date”), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2. The number, character and Exercise Price of such shares of Series D Preferred Stock are subject to adjustment as provided below. The term “Warrant” as used herein shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued in connection with the Loan and Security Agreement (the “Loan Agreement”), made as of September 28, 2012 by and between ARCC and the Company.

1.              Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time, or from time to time, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., Eastern time on September 28, 2022 (the “Expiration Date”), and shall be void thereafter.

2.              Exercise Price. The Exercise Price at which this Warrant may be exercised shall be $5.03 per Share, as adjusted from time to time pursuant to Section 13.

3.              Exercise of Warrant.

(a)         The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1, by the surrender of this Warrant and the Notice of Exercise, annexed hereto as Exhibit

1, duly completed and executed on behalf of the Holder, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the purchase price of the shares to be purchased.

(b)         This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise and Holder’s payment as provided herein, and the party entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company, at its expense, shall issue and deliver to the party or parties entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. If this Warrant is exercised in part, the Company, at its expense, will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

(c)          Net Issue Exercise. In lieu of exercising this Warrant as specified in Section 3(a), Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares issuable upon exercise of this Warrant minus the aggregate Exercise Price of such Shares by (b) the fair market value of one Share. The Company’s Board of Directors shall determine such fair market value of a Share in good faith; provided, however, that where there exists a public market for the Company’s Common Stock (the “Common Stock”) at the time of such exercise, the fair market value per Share shall be the product of (i) the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value and (ii) the number of shares of Common Stock in to which each Share is convertible at the time of such exercise. Notwithstanding the foregoing, if this Warrant is exercised in connection with the Company’s initial public offering, the fair market value of a Share shall be the offering’s per share offering price to the public multiplied by the number of shares of Common Stock in to which each Share is convertible at the time of such offering.

4.              No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5.              Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this

Warrant, the Company, at its expense, shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6.              Rights of Stockholders. Subject to Sections 10, 13 and 15, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Series D Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised.

7.              Transfer of Warrant.

(a)         Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change such Holder’s address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b)         Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register, issuing the Series D Preferred Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

(c)          Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters reasonably satisfactory to the Company, if such are reasonably requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Act”), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto as Exhibit 2) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. This Warrant may be transferred without compliance with the provisions of Section 2 of the Company’s Third Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of September 27, 2012.

(d)         Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 7, the Company, at its expense, shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

(e)          Compliance with Securities Laws.

(i)                                     The Holder, by acceptance hereof, acknowledges that this Warrant and the Shares to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares or any Common Stock to be issued upon conversion thereof except under circumstances that will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that such Shares or Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment; and not with a view toward distribution or resale in violation of the Act.

(ii)                                  This Warrant and all Shares or Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE LAWS.

8.              Representations and Warranties of Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder that:

(a)         Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b)         Authorization. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Warrant. All corporate action has been taken on the part of the Company, its officers, directors, and stockholders necessary for the Company’s due authorization, execution and delivery of this Warrant and the Company’s performance of its obligations hereunder. This Warrant has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights.

(c)          Compliance with Other Instruments. The Company’s authorization, execution and delivery of this Warrant, the consummation of the transactions contemplated hereby and the Company’s performance of its obligations hereunder will not (i) violate any judgment, order, decree, injunction, law or regulation applicable to the Company; (ii) violate any term or provision of the Company’s Certificate of Incorporation (the “Certificate”) or its Bylaws; (iii) violate, or result in a breach or default under, any other agreement or instrument to which the Company is a party or by which it is bound or to which its properties or assets are subject; or (iv) result in the creation of any lien, claim or other encumbrance on any of the property or other assets of the Company.

(d)         Valid Issuance of Preferred and Common Stock. The Shares, when issued, sold, and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws, and none of such shares will be in violation of any preemptive rights of any party granted by the Company. The issuance and delivery of the shares of Common Stock that are issuable upon conversion of the Shares, if any, when issued and delivered upon such conversion in accordance with the terms of Series D Preferred Stock, will be duly and validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws, and none of such shares of Common Stock will be in violation of any preemptive rights of any party granted by the Company.

9.              Reservation of Stock. During the term of this Warrant, the Company covenants (i) to reserve from its authorized and unissued Series D Preferred Stock a sufficient number of shares to provide for the issuance of Series D Preferred Stock upon the exercise of this Warrant (and shares of its Common Stock for issuance on conversion of such Series D Preferred Stock) and (ii) from time to time, to take all steps necessary to amend the Certificate to provide sufficient reserves of shares of Series D Preferred Stock issuable upon exercise of this Warrant (and shares of its Common Stock for issuance on conversion of such Series D Preferred Stock). The Company further covenants that all Shares issued upon the exercise of this Warrant and payment of the Exercise Price will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Series D Preferred Stock upon the exercise of this Warrant.

10. Notices.

(a)         Whenever the Exercise Price or number of Shares is adjusted pursuant to Section 13, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder.

(b)         In case:

(i)                                     the Company shall take a record of the holders of the Series D Preferred Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii)                                  of (a) any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or (b) any reorganization, consolidation, merger, sale of the voting securities of the Company or other transaction or series of related transactions where the holders of the Company’s securities before the transaction or series of related transactions beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction or series of related transactions (an “Acquisition”),

(iii)                               of any capital reorganization of the Company or any reclassification of the Company’s capital stock, or

(iv)                              of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record-of Series D Preferred Stock or Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Series D Preferred Stock or Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered by overnight delivery no later than the date that notice of such event must be provided to the Company’s stockholders.

(c)          All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the next business day following the date of such mailing by overnight delivery.

11.       Amendments; Waivers.

(a)         Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder.

(b)         No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

12.       Treatment of Warrant Upon an Acquisition.

(a)                                 Holder agrees that, in the event of an Acquisition in which the sole consideration is cash, either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide the Holder with written notice relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

(b)                                 In the event of an Acquisition in which the consideration is other than cash, the Company will use commercially reasonable efforts to cause (i) the acquirer of the Company, (ii) the successor or surviving entity, or (iii) the parent entity (the “Acquirer”) to assume this Warrant as a part of the Acquisition. If the Acquirer assumes this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise hereof as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Exercise Price shall be adjusted accordingly, and the Exercise Price, and number and class of the shares received shall continue to be subject to adjustment from time to time in accordance with the provisions hereof.

(c)                                  If the Acquirer refuses to assume this Warrant in connection with the Acquisition, the Company shall give the Holder written notice at least 10 Business Days prior to the closing of the Acquisition of such refusal. In such event, notwithstanding any other provision of this Warrant to the contrary, if the Acquirer refuses to assume this Warrant in connection with such Acquisition, other than in connection with an Excluded Acquisition (as defined below), then the Holder shall have the option to elect (i) that the Exercise Price be adjusted, without further action of any party, to $0.01 per share or (ii) to put this Warrant to the Company for a per Share amount equal to three times the Exercise Price. As used herein, an “Excluded Acquisition” means, an Acquisition where the consideration that the holders of the Shares are entitled to receive on account of the Shares consists entirely of cash and/or securities that are publicly traded on a national exchange and where the shares, if any, receivable by the Holder of this Warrant were the Holder to exercise this Warrant in full immediately prior to the closing of such Acquisition may be publicly re-sold by the Holder in their entirety within the three (3) months following such closing pursuant to Rule 144 or an effective registration statement under the Act.

13.       Adjustments. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

13.1                        Conversion or Redemption of Series D Preferred Stock. If all of the Series D Preferred Stock is, or if outstanding would be, at any time prior to the expiration of this

Warrant, redeemed or converted into shares of Common Stock in accordance with Article IV.B(4) of the Certificate, then this Warrant shall become immediately exercisable for that number of shares of Common Stock equal to the number of shares of the Common Stock that would have been received if this Warrant had been exercised in full and the Series D Preferred Stock received thereupon had been simultaneously converted immediately prior to such event, and the Exercise Price shall immediately be adjusted to equal the quotient obtained by dividing (x) the aggregate Exercise Price of the maximum number of shares of Series D Preferred Stock for which this Warrant was exercisable immediately prior to such conversion or redemption, by (y) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion or redemption.

13.2                        Reclassification, etc. If the Company, by reclassification of securities or otherwise, changes any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 13. No adjustment shall be made pursuant to this Section 13.2, upon any conversion or redemption of the Series D Preferred Stock which is the subject of Section 13.1.

13.3                        Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision and proportionately increased in the case of a combination and the number of Shares subject hereto shall be proportionately adjusted.

13.4                        Adjustments for Dividends in Stock or Other Securities or Property. If the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of Shares receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 13.

13.5                        Adjustment for Pay-to-Play Transaction. If the Certificate provides, or is amended to provide, for the amendment or modification of the rights, preferences or privileges of the Series D Preferred Stock, or the reclassification, conversion or exchange of the Series D Preferred Stock, if a holder thereof fails to participate fully in an equity financing transaction (a

“Pay-to-Play Provision”), and if such Pay-to-Play Provision becomes operative, this Warrant shall automatically and without further action of the Holder become exercisable for that number and type of shares of equity securities as would have been issued or exchanged, or would have remained outstanding, in respect of the Shares issuable hereunder had this Warrant been exercised in full prior to such event, and had the Holder participated in the equity financing transaction to the maximum extent permitted.

13.6                        Adjustments for Dilutive Issuances. Without duplication of any adjustment otherwise provided for in this Section 15, the number and price of shares of Common Stock issuable upon conversion of the Shares shall be subject to anti-dilution adjustment from time to time in the manner set forth in the Company’s Certificate of Incorporation as if the Shares were issued and outstanding on and as of the date of any such required adjustment. Any such anti-dilution adjustment may be amended, modified, or waived, without the prior written consent of the Holder, provided the such amendment, modification, or waiver affects the rights associated with the Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the same series and class.

13.7                        Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 13, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the Holder’s written request, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.

13.8                        No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms it is to observe or perform hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Section 13 and in the taking of all such action as may be necessary or appropriate in order to protect the Holder’s rights against impairment. Notwithstanding the foregoing, the Company shall not have been deemed to have impaired Holder’s rights hereunder if it either (i) amends the Certificate or its Bylaws to effect any changes to, or waivers of, the rights, preferences, privileges or restrictions associated with the Shares acquirable hereunder in the same manner as such rights, preferences, privileges or restrictions associated with the same series and class of stock as such shares are changed or waived or (ii) authorizes or issues shares of the Company’s capital stock that are on parity with, or senior to, the shares of the Series D Preferred Stock and the same series and class of stock as such shares with respect to liquidation, dividend, redemption or other rights.

14.       Registration Rights. The shares of Common Stock issuable upon conversion of the Shares shall have the same registration rights as are set forth in the Third Amended Investors’ Rights Agreement, dated as of September 27, 2012, between the Company and certain of its stockholders, as from time to time in effect (the “Registration Rights Agreement”). Notwithstanding Section 1.12 of such Registration Rights Agreement, Holder may transfer this Warrant to an Affiliated Fund (as defined in such Registration Rights Agreement) without affecting the registration rights granted herein, regardless of whether the transferee or assignee holds at least 5% of the Registrable Securities of the Company then outstanding. No amendments or waivers may be made to the Registration Rights Agreement which would have an adverse impact on the Holder’s registration rights thereunder in a manner different from the other holders of registration rights thereunder.

15.       Information. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly, copies of all notices or other written communications to which the Holder would be entitled if it held Shares as to which this Warrant was then exercisable, (b) such other financial statements required under the Loan Agreement, or if the Loan Agreement has terminated or expired, then within 45 days after the end of each of the first three quarters of each fiscal year, the Company’s quarterly, unaudited financial statements and within 180 days after the end of each fiscal year, the Company’s annual, audited financial statements, and (c) such other information as the Holder may reasonably request that is required for the purpose of valuing this Warrant. In the event of an equity financing transaction by the Company, the Company shall deliver to the Holder notice of such equity financing, together with a copy of all material information delivered to the offerees and purchasers thereunder in connection with such transaction, including capitalization tables and information relating to the valuation of the Company.

16.       Automatic Conversion upon Expiration. If on the Expiration Date or earlier termination of this Warrant, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 3(c) is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 3(c) as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

17.       Enforcement. The Company stipulates that the Holder’s remedies at law in the event of any default or threatened default by the Company hereof are not and will not be adequate to the fullest extent permitted by law, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms.

18.       Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York without regard to conflicts of law provisions.

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date set forth below.

Dated: September 28, 2012

Ares Capital Corporation			SurgiQuest, Inc.

By:	/s/ Scott Lem		By:	/s/ Kourosh Azarbarzin
	Name:	Scott Lem		Name:	Kourosh Azarbarzin
	Title:	Authorized Signatory		Title:	CEO

EXHIBIT 1: NOTICE OF EXERCISE

To:          SurgiQuest, Inc.

(1)   The Holder hereby (A) elects to purchase                  shares of Series D Preferred Stock of SurgiQuest, Inc., pursuant to the provisions of Section 3(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full, or (B) elects to exercise this Warrant for the purchase of                    shares of Series D Preferred Stock, pursuant to the provisions of Section 3(c) of the attached Warrant.

(2)   In exercising this Warrant, Holder hereby acknowledges and agrees that (A) the shares of Series D Preferred Stock or the Common Stock to be issued upon conversion thereof are being acquired solely for the account of the Holder and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of any such shares of Series D Preferred Stock or Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws, and (B) this Notice of Exercise shall not take effect unless and until Holder, as specified below, executes and delivers joinder agreements in the form of Appendices A, B, and C, attached hereto and in a form satisfactory to the Company.

(3)   Please issue a certificate or certificates representing said shares of Series D Preferred Stock in the name specified below:

Holder’s Name:

Date:

(4)   Please issue a new Warrant for the unexercised portion of the attached Warrant in the name specified below:

Holder’s Name:

Date:

Acknowledged and Agreed,

Holder:

By:
Name:
Title:

APPENDIX A TO THE NOTICE OF EXERCISE

JOINDER AND AGREEMENT TO BE BOUND

TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The undersigned hereby agrees to be bound by all of the terms and conditions, as an Investor and a Holder of Series D Preferred Stock, under that certain Third Amended and Restated Investors’ Rights Agreement, dated as of September 27, 2012, by and among SurgiQuest, Inc., a Delaware corporation (the “Company”), and the Investors listed on Exhibits A, B, C and D thereto, as amended (the “Investors’ Rights Agreement”). This Joinder and Agreement to be Bound (this “Agreement”) shall become an integral part of, and the undersigned shall become a party to and bound by, the Investors’ Rights Agreement upon execution and delivery of this Agreement to, and its countersignature by, the Company. The undersigned shall be listed as a “Series D Purchaser” on Exhibit D to the Investors’ Rights Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of the undersigned as of the date set forth below.

Date:	[ ]

By:
Name:
Title:

Accepted and Agreed:	Address:
[ ]
SURGIQUEST, INC.	[ ]
[ ]
Attention:

By:
Name:
Title:

APPENDIX B TO THE NOTICE OF EXERCISE

JOINDER AND AGREEMENT TO BE BOUND

TO

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL

AND CO-SALE AGREEMENT

The undersigned hereby agrees to be bound by all of the terms and conditions, as an Investor and holder of Series D Preferred Stock, under that certain Third Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of September 27, 2012, by and among SurgiQuest, Inc., a Delaware corporation (the “Company”), the Investors listed on Exhibits A, B, C and D thereto and the Founders and Key Common Holders listed on Exhibit A thereto, as amended (the “ROFR Agreement”). This Joinder and Agreement to be Bound (this “Agreement”) shall become an integral part of, and the undersigned shall become a party to and bound by, the ROFR Agreement upon execution and delivery of this Agreement to, and its countersignature by, the Company. The undersigned shall be listed as a “Series D Purchaser” on Exhibit D to the ROFR Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of the undersigned as of the date set forth below.

Date:	[ ]

By:
Name:
Title:

Accepted and Agreed:	Address:
[ ]
SURGIQUEST, INC.	[ ]
[ ]
Attention:

By:
Name:
Title:

APPENDIX C TO THE NOTICE OF EXERCISE

JOINDER AND AGREEMENT TO BE BOUND

TO

THIRD AMENDED AND RESTATED VOTING AGREEMENT

The undersigned hereby agrees to be bound by all of the terms and conditions, as an Investor and Party holding Series D Preferred Stock, under that certain Third Amended and Restated Voting Agreement, dated as of September 27, 2012, by and among SurgiQuest, Inc., a Delaware corporation (the “Company”), the Investors listed on Exhibits A, B, C and D thereto and the Common Holders listed on Exhibit E thereto, as amended (the “Voting Agreement”). This Joinder and Agreement to be Bound (this “Agreement”) shall become an integral part of, and the undersigned shall become a party to and bound by, the Voting Agreement upon execution and delivery of this Agreement to, and its countersignature by, the Company. The undersigned shall be listed as a “Series D Purchaser” on Exhibit D to the Voting Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of the undersigned as of the date set forth below.

Date:	[ ]

By:
Name:
Title:

Accepted and Agreed:	Address:
[ ]
SURGIQUEST, INC.	[ ]
[ ]
Attention:

By:
Name:
Title:

EXHIBIT 2: ASSIGNMENT FORM

FOR VALUE RECEIVED, the Holder of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights and obligations of the Holder under the Warrant to purchase the number of shares of Series D Preferred Stock (or Common Stock as applicable) set forth below:

Name of Assignee	Address	No. of Shares

Holder hereby irrevocably constitutes and appoints                         Attorney to make such transfer on the books of SurgiQuest, Inc. maintained for the purpose, with full power of substitution in the premises.

The Holder also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any such shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws. Further, the Assignee acknowledges that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Acknowledged and Agreed,

Holder:

By:
Name:
Title:

Assignee:

By:
Name:
Title: